IOWA FIRST BANCSHARES CORP.


    Common Stock Proxy Solicited by Board of Directors for Annual Meeting of
                        Shareholders on April 15, 1999.

The undersigned acknowledges receipt of a Notice of Meeting and Proxy Statement dated March 19, 1999, and appoints Larry L. Emmert and Victor G. McAvoy, or either of them with full power of substitution, as the proxies and attorneys of the undersigned to vote all shares of common stock of Iowa First Bancshares Corp. which the undersigned is entitled to vote at the annual meeting of shareholders of Iowa First Bancshares Corp. to be held at Muscatine, Iowa, on April 15, 1999, at 2:00 p.m. and any adjournment thereof. The proxies are directed to vote as checked below on the following matters and otherwise in their discretion.

                                                                                               Vote     Vote
                                                                      Nominees                 For     Against   Abstain
                                                                      --------------------------------------------------
1.  Election of four Directors each with a term expiring in 2002:     Craig R. Foss            ____      ____      ____
                                                                      Donald R. Heckman        ____      ____      ____
                                                                      D. Scott Ingstad         ____      ____      ____
                                                                      Beverly J. White         ____      ____      ____
2.  Election of one Director with a term expiring in 2001:            John "Jay" S. McKee      ____      ____      ____
3.  Election of one Director with a term expiring in 2000:            David R. Housley         ____      ____      ____

This proxy will be voted as specifically directed above. In the absence of such direction, this proxy will be voted FOR the nominees.

(Continued and to be dated and signed on reverse side.)